Exhibit 23.2
CONSENT OF KPMG LLP, INDEPENDENT AUDITORS
The Board of Directors and Stockholders
Rational Software Corporation:

We consent to incorporation herein by reference of our report dated January 21, 1997, except as to Note 2, which is as of January 31, 1997, relating to the consolidated statements of operations, stockholders' equity, and cash flows of Pure Atria Corporation and subsidiaries for the year ended December 31, 1996, which report appears in the March 31, 1999, annual report on Form 10-K of Rational Software Corporation.




                                                 /s/ KPMG LLP

Mountain View, California
January 11, 2000